EXHIBIT 10.31




John O'Hara

49 Cambridge Road
"Richmond Bridge"
E. Twickenham
Middlesex
TW1 2HN


May 14th 2001.


Dear John

Offer of employment with Pivotal Corporation Limited (the "Company")

Thank you coming to meet with us. I am delighted to inform you that the Company is prepared to offer you employment on the terms outlined in this offer letter and in the attached contract of employment and Confidentiality/Non-Competition/Non-Solicitation Agreement (the "Confidentiality Agreement").

1.   Conditions

     This offer is subject to:

     o receipt of two satisfactory references, at least one of which must be from your current employer; and

     o and confirmation of your entitlement to work in the UK (for example, by providing your P45 or National Insurance number);

     o    you having a full valid British (European) driving license

     o you not being in breach of any contractual obligation owed to any other party; and

     o you entering into the Confidentiality Agreement, a copy of which is attached to this offer letter.

     If you take up your position prior to the satisfaction of any of these conditions, your continued employment remains subject to their satisfaction. If any of the conditions remains unfulfilled within a reasonable period of time, the Company reserves the right to withdraw this offer of employment or terminate your employment without notice or any payment in lieu of notice, as the case may be.

     You should note that you have until May 17th 2001 to accept this offer, after which it will be deemed to have been withdrawn.



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2.   Salary

     Your starting salary will be (pound)140,000GBP.

     The Company also offers additional compensation payments if you achieve certain objectives (the "Objectives"). The Objectives are established annually by [Pivotal Corporation's/ the Company's] Chief Operating Officer or who ever the company shall nominate. Your annual target commission is (pound)100,000GBP. You are guaranteed an additional (pound)10,000GBP commission for the first 12 months of employment only. This target commission will be pro-rated in your year of joining and leaving the Company. The amount of commission which you actually earn will depend on your attainment as judged against the Objectives. Incentive Compensation payments are based on annual/quarterly objectives but are paid quarterly measured upon achievements of quarterly objectives.

3.   Probationary period

     Your position is subject to satisfactory completion of a six month probationary period, during which time your performance and suitability for continued employment will be reviewed. During this period your employment may be terminated on two weeks' notice. Once your employment is confirmed, the period of notice required to terminate your employment will be as set out in the attached contract.

4.   Termination Clause

     Should Pivotal choose to terminate your employment without just cause within the first 2 years of your employment you will be entitled to a termination bonus of six months of your base salary plus six months of your annual target commission (as outlined in Point 2 above). This termination bonus is exclusive of all benefits including share options. The maximum amount payable will be (pound)120,000 GBP

5.   Stock Options

     Subject to approval by Pivotal's Board of Directors, you will be granted an option to purchase 50,000 voting common shares (Pivotal Corporation) at a price equivalent to the closing price on NASDAQ on the first trading day of the month following your effective date of employment at the company. The options will vest over a period of 4 years in accordance with the Provisions of the Stock Option Plan.

                                      ****

     If you have any queries relating to this offer, please do contact me at the number shown above. I hope that you are able to accept it. If so, please sign and return to me

     (i)  the enclosed duplicate of this letter

     (ii) a copy of the attached Contract of Employment

     (iii) a copy of the Confidentiality Agreement



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[Please contact me to agree a convenient start date.]

I look forward to hearing from you in the near future and to welcoming you to the Company. Please remember that you must bring your P45 with you on your first day.

Yours sincerely



/s/ Maria Campbell                          June 1st, 2001
-------------------------------             --------------------------------
Maria Campbell                              Date

For and on behalf of Pivotal Corporation Limited




I agree to the terms and conditions set out in the offer letter.


/s/ John E. O'Hara                          June 5, 2001
-------------------------------             --------------------------------
John O'Hara                                 Date



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                           PIVOTAL CORPORATION LIMITED


                                       and


                                   John O'Hara





                             CONTRACT OF EMPLOYMENT

                             CONTRACT OF EMPLOYMENT

This Contract of Employment is made between:

Pivotal Corporation Limited (the "Company") whose address is 475 The Boulevard, Capability Green, Luton, LU1 3LU

John O'Hara ("you") whose address is 49 Cambridge Road "Richmond Bridge" E. Twickernham, Middlesex, TW1 2HN

This Contract of Employment sets out the terms on which you are employed by the Company.

1.   Interpretation

     In this agreement (and any schedules to it):

     "Group" means the Company, its ultimate holding company for the time being and the associated companies (as defined in section 435 of the Insolvency Act 1986) of the Company for the time being;

     "Group Company" means a member of the Group and "Group Companies" will be interpreted accordingly; and

     "holding company" has the meaning given to it in section 736 of the Companies Act 1985.

          1.1 references to any statutory provisions include modifications or re-enactments of those provisions.

2.   Start Date and Continuous Employment
     Subject to the fulfillment of the conditions set out in your offer letter dated May 10th 2001 your employment will start on a date to be confirmed by you in agreement with Mike Jones.

3.   Job Title
     You will be employed as Vice-President, EMEA although the Company may require you to perform other duties to meet its business needs. Initially you will report to the Chief Operating Officer.

4.   Duration of Employment
     4.1 During your probationary period (details of which are set out in the offer letter), the Company may terminate your employment by giving two weeks' notice in writing. If your employment is confirmed after the probationary period, you may terminate your employment by giving not less than 3 months notice in writing to the company. Should Pivotal choose to terminate your employment without just cause within 2 years of your employment you will be entitled to a termination bonus of six months of your base salary plus six months of your annual target commission, exclusive of all benefits including share options. The maximum amount payable will be (pound) 120,000 GBP

     4.2 During any period of notice, whether given by you or the Company you may be placed on "garden leave" in accordance to clause 11.

     4.3 The Company may, at its sole and absolute discretion, pay you base salary in lieu of the balance of any period of notice whether given by the Company or you (less any deductions the Company is required by law to make).

5.   Place of Work
     You will based within our Luton office with the understanding that there is a definitive requirement to travel within EMEA. You will be expected to travel to attend the Company's principal office at 224 West Esplanade, Suite 300, North Vancouver, BC, V7M 3M6, Canada when requested to do so. You may also be required to work at any of the company's other offices.

6.   Hours of Work
     Your normal hours of work are 9:00 am to 5:30 pm Monday to Friday with a one hour lunch break per day. You may from time to time be required to work any additional hours the Company considers necessary to meet its business needs.

     You must comply with any time recording obligations which the Company may impose from time to time, to enable it to comply with its obligations under the Working Time Regulations 1998.

     You agree that your working time, including overtime (whether or not paid), in any reference period may exceed 48 hours in any seven day period and that the limit specified in Regulation 4(1) of the Working time Regulations 1998 shall not apply to your employment by us. You must give the Company not less than six weeks notice if you wish to withdraw your agreement.

7.   Salary
     7.1 Your basic salary is(pound)140,000 GBP per annum, accruing on a daily basis.
     7.2 Basic salary will be paid monthly by bank transfer on or about 21st of each calendar month.
     7.3 You are not entitled to any payment in respect of any hours worked in excess of your normal weekly hours unless agreed in advance with your manager.
     7.4 The Company offers additional commission payments if you achieve certain objectives (the "Objectives"). The Objectives are established annually by [Pivotal Corporation's/the Company's] Chief Operating Officer or who ever the company shall nominate. The amount of your annual target commission is set out in your offer letter. It will be pro-rated in your year of joining and leaving the Company. The amount of commission you actually earn in any one year will depend on your attainment of the Objectives Incentive Compensation payments are based on annual/quarterly objectives but are paid quarterly measured upon achievements of quarterly objectives.

          In the event of overachieving your objectives, set out in fiscal year July 01 - Jun 02 Pivotal will make an additional Pension contribution equal to the difference between your existing scheme (11% of OTE = (pound)26,400) and the Pivotal scheme (5% of (pound)140,000 = (pound)7,000). This total amount ((pound)19,400) will be paid into a pension scheme of your choice.

     7.5 If you accept the attached offer of employment, Pivotal will pay you a one off signing on bonus of (pound)10,000GBP. In the event that you voluntarily resign your employment with Pivotal within one year of your date of employment, you are obligated to reimburse Pivotal for the full amount of this Signing Bonus.

     7.6 The Company reserves the right to recover from your previous salary payments any overpayment of remuneration or other payments made by mistake or through your misrepresentation or for any other reason.

     7.7 On termination of your employment the Company may deduct from your final salary payment an amount equal to any sums you owe to the Company.

8.   Holidays

     8.1  The leave year runs from 1 July to 30 June.

     8.2 You are entitled to 22 days' paid holiday in each leave year, accruing on a daily basis. This will be pro-rated in the year of joining and leaving the Company and the resulting entitlement will be rounded up to the nearest whole day. You are also entitled to bank and public holidays of the country in which you work with pay.

     8.3 Further details of Company holiday entitlement and arrangements are set out in the Staff Handbook.

9.   Other Benefits

     The benefits set out in this clause are offered by the Company on a discretionary basis. They may be amended or withdrawn at any time at the sole discretion of the Company.

     9.1  Pension Scheme

     The Company has made arrangements for a group personal pension scheme and will match your contributions to that scheme, subject to a maximum of five per cent of salary [up to the earnings cap from time to time]. Employees will have the option to contract out of the State Earnings Related Pension Scheme.

     9.2  Private Medical Insurance

     Subject to satisfying any eligibility criteria imposed by the Company's Insurers you will be eligible to participate in a private medical insurance scheme arranged by the Company. Further details will be provided to you on joining.

     9.3  Life Assurance

     Subject to satisfying any eligibility criteria imposed by the Company's Insurers, you will be eligible to participate in a Life Assurance Scheme operated by the Company.

     9.4  Car Allowance

     The Company will pay you an annual non-pensionable car allowance of (pound)12,000, in addition to your salary (as set in clause 7). The car allowance will be paid in 12 monthly instalments with your salary, less tax and national insurance contributions. You are responsible for arranging car insurance which covers business use.

     9.5  Permanent Health Insurance

     If you are absent from work because of sickness or injury for more than 13 continuous weeks, you may be eligible for payment under the Company's Permanent Health Insurance arrangements subject to any requirements imposed by the Company's insurers and subject to the Company's right to terminate your employment at any time.

     You understand and agree that if the insurer appointed by the Company fails or refuses to provide you with any benefit under the insurance arrangement provided by the Company, you will have no right of action against the Company in respect of such failure or refusal.

     9.6  Stock Option and ESPP Schemes

          From time to time you will be eligible to be considered for awards in the Company's stock option and employee stock purchase schemes, subject to the rules of those schemes from time to time.

10.  Sickness and Injury

     Full details of the Company's sick pay arrangements, including your rights and obligations, are explained in the Employee Handbook.

11.  Garden Leave

     The Company will decide at its sole discretion, on a case by case basis, whether the provisions of this clause will be invoked in respect of the termination of your employment.

     11.1 At any time after notice to terminate your employment is given by either party under clause 4 above, or if you resign without giving due notice and the Company does not accept your resignation, the Company may require you to comply with any or all of the provisions in clause 11.2 and
     11.3  during  your  notice  period  or any  part of it (the  "Garden  Leave
     Period").

     11.2 The Company may require that you do not:

     11.2.1 enter or attend the premises of the Company or any other Group Company; or

     11.2.2 contact or have any communication with any customer or client of the Company or any other Group Company in relation to the business of the Company or any other Group Company; or

     11.2.3 contact or have any communication with any employee, officer, director, agent or consultant of the Company or any other Group Company in relation to the business of the Company or any other Group Company; or

     11.2.4 remain or become involved in any aspect of the business of the Company or any other Group company except as required by such companies.

     11.3 The Company may  require you to comply with the  provisions  of clause
     13. Return of Company Property; and

     11.4 During the Garden Leave Period, you will be entitled to receive your salary and all contractual benefits in accordance with the terms of this agreement [save that commission and/or additional incentive payments will be accrue to the date upon which you commence garden leave but you will have no right to such payment(s) in respect of the Garden Leave Period or any part of it].

     11.5 At the end of the Garden Leave Period, the Company may, at its sole and absolute discretion, pay you base salary in lieu of the balance of any period of notice given by the Company or you (less any deductions the company is required by law to make).

12.  Disciplinary Rules

     The Company's disciplinary rules, which form part of your contract of employment, are set out in the Employee Handbook.

     The disciplinary and grievance procedures, which do not form part of your contract of employment, are also set out in the Employee Handbook.

13.  Return of Company Property

     When your employment ends, or at any other time if you are requested to do so, you must return to the Company all property belonging or relating to the Company.

14.  Data Protection Act 1998

     For the purposes of the Data Protection Act 1998 you give your consent to the holding and processing of personal data provided by you to the Company for all purposes relating to the performance of this Contract including, but not limited to:

          o    administering and maintaining personnel records;

          o    paying and reviewing salary and other remuneration and benefits;

          o providing and administering benefits (including if relevant, pension, life assurance, permanent health insurance and medical insurance);

          o    undertaking performance appraisals and reviews;

          o    maintaining sickness and other absence records;

          o    taking decisions as to your fitness for work;

          o providing references and information to future employers, and if necessary governmental and quasi-governmental bodies for social security and other purposes, the Inland Revenue and the Contributions Agency;

          o providing information to future purchasers of the Company or of the business in which you work; and

          o transferring information concerning you to a country or territory outside EMEA.

15.  Contract (Rights of Third Parties) Act 1999

     A person who is not a party to this Agreement has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of any third party which exists or is available apart from that Act.

16.  Statutory Particulars

     This Contract contains the written particulars of employment which you are entitled to receive under the Employment Rights Act 1996.

     There are no collective agreements in force which affect the terms and conditions of your employment.

17.  Whole Agreement

     This Contract of Employment supersedes any previous arrangements, whether oral or in writing, between the Company and you in relation to the matters dealt with in it. It contains the whole agreement between the Company and you relating to your employment at the date the Contract was entered into (except for those terms implied by law which cannot be excluded by the agreement of the parties).



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18.  Governing Law

     This Contract will be governed by and construed in accordance with English law. The Company and you submit to the exclusive jurisdiction of the English Courts in relation to any dispute arising in connection with this Contract.




Signed /s/ signature illegible              Date......................
       -----------------------------
For and on behalf of
PIVOTAL CORPORATION LIMITED


I agree to the above terms and conditions of employment



Signed /s/ John E. O'Hara           Date June 5, 2001
       --------------------              ---------------------
EMPLOYEE